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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on the financial statements of the following businesses included in the Quanta Services, Inc. Current Report on Form 8-K filed on June 17, 1999: report dated June 7, 1999 on the consolidated financial statements of Quanta Services, Inc. and Subsidiaries; our report dated May 7, 1999 on the combined financial statements of Driftwood Electrical Contractors, Inc.; and our report dated June 3, 1999 on H.L. Chapman Construction Group and to the incorporation by reference in this registration statement of our report on the combined financial statements of Northern Line Layers, Inc. dated March 19, 1999 included in the Quanta Services Inc. Current Report on Form 8-K/A filed on April 23, 1999 and to the incorporation by reference in this registration statement of our report dated February 26, 1999 included in Quanta Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to the incorporation by reference of said reports into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-47069 and 333-56849) and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
June 22, 1999